  Exhibit 99.1

Novume and OpenALPR Enter into Management Services Agreement

Novume Infrastructure to Support OpenALPR’s Rapid Growth

CHANTILLY, VA / ACCESSWIRE / October 11, 2018 / Novume Solutions, Inc. (NASDAQ: NVMM), a holding company that integrates technology and human capital to solve client challenges in today’s complex world, announced that effective October 10, 2018, Novume and OpenALPR Technology, Inc. (OpenALPR) entered into a management services agreement (MSA) whereby Novume will provide services to support the continued growth of OpenALPR’s platform. These services include sales, call center and customer support, engineering, marketing and website services along with business strategy, contract and other back office functions. The MSA provides for Novume to receive compensation on a time and materials basis for most services and a commission basis for sales of OpenALPR products.

OpenALPR’s software is currently running on thousands of cameras in multiple countries supporting hundreds of clients. The ease of converting almost any IP camera to a license plate reader with a simple software upload has disrupted an industry where solutions were traditionally complex and hardware-based. The services provided by Novume will help support the continued growth of OpenALPR’s licensing operations.

“Novume’s subsidiaries are uniquely positioned to help accelerate OpenALPR’s remarkable growth in the near term as Novume works to complete its previously announced intent to acquire OpenALPR,” said Robert Berman, Novume’s CEO.

“OpenALPR is receiving dozens of inbound sales leads daily, and with Novume’s support we will be better positioned to respond to potential clients in the growing ALPR market,” said Matt Hill, OpenALPR’s founder and CEO. “We are looking forward to having additional engineering and integration support from Novume’s team.”

“Matt Hill has disrupted a very large industry with a brilliant application of artificial intelligence and deep learning woven into a simple software solution. Novume’s infrastructure and operational support will allow Matt to focus on the continued development of applications for OpenALPR’s platform, where his talents are best directed,” said Riaz Latifullah, Novume’s EVP of Corporate Development.

About Novume Solutions, Inc.

Novume provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. We are a holding company that integrates technology and human capital to solve complex client challenges in today’s world. We provide Solutions for a New Generation. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

About OpenALPR Technology, Inc.

OpenALPR builds software that enables automatic license plate and vehicle recognition through virtually any IP camera. Its industry-leading artificial intelligence-based solutions can be hosted locally or in the cloud. Combined with its robust and growing license plate database covering 60 countries, OpenALPR’s software can identify in real time vehicle license plate data, color, make, model and body type.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as ”may,” ”should,” ”expects,” ”plans,” ”anticipates,” ”could,” ”intends,” ”target,” ”projects,” ”contemplates,” ”believes,” ”estimates,””predicts,” ”potential,” or ”continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com
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